                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report December 4, 1998


                             PNP Prime Corporation
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


              0-17922                                51-0302038
     ------------------------            ---------------------------------
     (Commission File Number)            (IRS Employer Identification No.)


        10944 N.E. 8th St., Bellevue, WA                            98004
     ----------------------------------------                    ----------
     (Address of Principal Executive Offices)                    (Zip Code)


                               (760) 770-3700
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                    1209 S. Central Ave., Kent, WA 98064
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     On September 21, 1991, the Registrant's parent, PNP Holdings Corporation, and the Registrant's wholly owned subsidiary, Pay 'N Pak Stores, Inc., filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Washington at Seattle, Case No. 91-06976 (Jointly Administered). PNP Holdings Corporation and Pay 'N Pak Stores, Inc. ("PNP") (collectively, the "Debtors") are currently debtors-in-possession in a proceeding consolidated for administrative purposes under Chapter 11 of Title 11 of the United States Bankruptcy Code. The Chapter 11 filings of the Registrant's parent and subsidiary were reported on a Current Report on Form 8-K in October of 1991.

     On June 16, 1992, the Debtors filed a motion seeking the Bankruptcy Court's authority to commence a managed liquidation in the Chapter 11 proceedings of all of their assets, using cash collateral of PNP's major secured lenders (the "Bank Group") to pay the expenses of the liquidation pursuant to a budget approved by the Bankruptcy Court. PNP also sought to place all net proceeds of the liquidation into an escrow account pending a determination of the Bank Group's right to those proceeds, and to clarify the rights and priority of the Bank Group to preference recoveries by the Debtors. In response to this motion, the Official Committee of Unsecured Creditors ("Committee") moved to convert the case to a Chapter 7 proceeding and to appoint a trustee.

     The filing of the motion was necessitated by PNP's inability to continue its operations in the ordinary course. It had suffered continued losses in its operations, was not able to get sufficient trade credit from its vendors, was thus not able to pay its vendors according to their normal contract terms, expected to be in default under its credit line with the Bank Group, and determined that no reorganization options were realistic. Prior to taking this course, PNP made unsuccessful attempts to find alternative financing, find buyers for all or part of the business, and to reach an agreement with its Bank Group on a downsizing of its operations.

     An emergency hearing on the Debtors' motion was held on June 25, 1992. By the time of the hearing, the Debtors, the Bank Group and the Creditors' Committee reached a tentative settlement agreement, which is described in more detail below, pursuant to which they agreed that a managed liquidation of the Debtors' assets should be commenced. The Bankruptcy Court entered an agreed order approved by the parties, which approved a Sixth Amendment to Registrant's Credit Agreement with the Bank Group (the "Sixth Amendment"). Pursuant to the Sixth Amendment, the Bank Group agreed that PNP's management could commence a managed liquidation of all of the Debtors' assets and use the Bank Group's cash collateral consisting of the proceeds from the liquidation to pay all of the expenses of the liquidation pursuant to a plan and budget approved by the Bankruptcy Court (the "Plan"). The Plan permits PNP to pay all of its ongoing expenses related to the liquidation, including without limitation, all payroll and benefits to PNP's employees, all rent and other occupancy costs to landlords, all utilities, etc. No payments to vendors were authorized except those necessary to complete special order

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merchandize orders and certain advertising expenses. On June 25, 1992, the
Bankruptcy Court approved the Plan and the Sixth Amendment on an interim basis pending a final hearing. On July 30, 1992, the Plan and the Sixth Amendment were finally approved.

     On July 30, 1992, the Bankruptcy Court approved a settlement among the Debtors, the Committee and the Bank Group (binding on the estate and creditors) under which the Bank Group released some of its collateral in exchange for a release by the Debtors and their estates of certain claims against the Bank Group.

ITEM 5. OTHER EVENTS.

     In response to an interpretative request made in May 1992, the Registrant received confirmation in January 1993 from the staff of the Securities and Exchange Commission that is would not recommend enforcement action if the Registrant did not file Form 10-Q quarterly reports and Form 10-K annual reports that would be due under Sections 13 or 15(d) of the Securities Exchange Act of 1934 and did not produce audited financial statements for the fiscal year ended February 29, 1992.

     The Registrant filed Form 8-K's dated as follows which included monthly reports filed by Pay 'N Pak Stores, Inc. with the United States Bankruptcy Court for the following months:


DATE OF FORM 8-K          MONTHLY REPORTS
-----------------         ---------------
May 21, 1992              Months ended December 21, 1991, January 25, 1992,
                          February 29, 1992, March 28, 1992 and April 25, 1992
June 30, 1992             May 30, 1992
July 30, 1992             June 27, 1992
August 21, 1992           July 25, 1992
September 25, 1992        August 29, 1992
November 3, 1992          September 26, 1992
November 25, 1992         October 24, 1992
February 16, 1993         November 28, 1992 and December 26, 1992

     In the Form 8-K dated February 16, 1993, the Registrant stated it did not anticipate filing any further monthly reports or other Current Reports on Form 8-K except (a) to disclose any material events relating to the liquidation and dissolution of PNP Holdings Corporation and Pay 'N Pak Stores, Inc. and (b) to disclose the amounts of any liquidation payments, as well as expenses, and the final dissolution of Pay 'N Pak Stores, Inc. and the Registrant.

     The liquidation of the assets of Pay 'N Pak Stores, Inc. occurred as provided in the Plan described in Item 3. Net liquidation proceeds of approximately $76,000,000 were paid over to the Bank Group in partial satisfaction of the Bank Group's secured claims. As part of the settlement between the Debtors, the Bank Group and the Committee, the Bank Group released

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any claims that it had to the proceeds of the collection of avoidance liability of various parties to Pay 'N Pak Stores, Inc.

     The Committee was charged with the prosecution of various claims against parties involved in the leveraged buy-out of the Registrant. Certain of the parties settled claims for $5,750,000 that were brought against them for which they were responsible for payment. The remaining claims were brought to trial on March 18, 1996. The jury returned a verdict in favor of the remaining defendants. The verdict was appealed, and the Ninth Circuit Court of Appeals, which upheld the verdict in 1997. Additional claims were brought against other parties resulting in recoveries of $820,000.

     Finally, the Committee and the Debtors resolved or prosecuted avoidance claims against various parties resulting in cash recoveries of approximately $11,000,000, and the reduction of claims of $5,271,000.

     The Debtors and the Committee were also charged with resolving the administrative claims that had arisen during the pendency of the bankruptcy. Claims for non-professional administrative expenses totaled approximately $46.5 million, of which $12,726,000 were allowed by orders of the bankruptcy court. In addition, the bankruptcy court allowed professional administrative claims of $6,860,000. Pursuant to various orders of the bankruptcy court, $16,130,235 has been paid or will shortly be paid to administrative claimants.

     On December 4, 1998, the bankruptcy court entered an order providing for final payment of the administrative claims. The administrative claimants did not receive full payment on their claims. The order also permitted the destruction of the records of Pay 'N Pak Stores, Inc. As a consequence of these orders, all of the assets of the Debtors have been administered and there are no assets to satisfy unsecured creditors or shareholders of Pay 'N Pak Stores, Inc. nor any creditors or shareholders of the Registrant.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PNP PRIME CORPORATION



Date: February 8, 1999                By  /s/ John H. Markley
                                          --------------------------------
                                          John H. Markley
                                          Its President

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